EXHIBIT 23.2
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                    Consent of Hacker, Johnson & Smith, P.A.












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                              Accountants' Consent


The Board of Directors
Federal Trust Corporation
Sanford, Florida:

We consent to the use of our report dated February 22, 2002 relating to the consolidated balance sheets as of December 31, 2001 and 2000 and the related consolidated statements of earnings, stockholders' equity and cash flows for the years ended, and to the use of our name under the caption of "Experts," in the Registration Statement on Form SB-2 of Federal Trust Corporation.

/s/ Hacker, Johnson & Smith PA



HACKER, JOHNSON & SMITH PA
Orlando, Florida
April 19, 2002